UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2018

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2018, the stockholders of Citigroup Inc. (Citigroup), upon recommendation of Citigroup’s Board of Directors, approved an amendment to the Citigroup 2014 Stock Incentive Plan (the 2014 Plan), which was first approved by stockholders on April 22, 2014. The amendment to the 2014 Plan increases the authorized number of shares available for grant under the 2014 Plan by 15 million.

The amendment to the 2014 Plan is described in proposal 4 in Citigroup’s Proxy Statement for the 2018 Annual Meeting of Stockholders (Proxy Statement). The Proxy Statement also includes a summary description of the 2014 Plan, as proposed to be amended. The descriptions of the 2014 Plan, as amended, contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2014 Plan set forth in Exhibit 10.1 to this Form 8-K.

Item 5.07       Submission of Matters to a Vote of Security Holders.

Citigroup’s 2018 Annual Meeting of Stockholders was held on April 24, 2018. At the meeting:

(1) 16 persons were elected to serve as directors of Citigroup;

(2) the selection of KPMG LLP to serve as the independent registered public accounting firm of Citigroup for 2018 was ratified;

(3) an advisory vote on Citigroup’s 2017 executive compensation was approved;

(4) a proposal to amend the Citigroup 2014 Stock Incentive Plan to authorize additional shares was approved;

(5) a stockholder proposal requesting a Human and Indigenous Peoples’ Rights Policy was not approved;

(6) a stockholder proposal requesting that our Board take the steps necessary to adopt cumulative voting was not approved;

(7) a stockholder proposal requesting an amendment to Citi’s proxy access bylaw provisions pertaining to the aggregation limit and the number of candidates was not approved;

(8) a stockholder proposal requesting that the Board adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service was not approved; and

(9) a stockholder proposal requesting that the Board amend Citi’s bylaws to give holders in the aggregate of 15% of Citi’s outstanding common stock the power to call a special meeting was not approved.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.*

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		FOR	AGAINST	ABSTAINED	BROKER NON-VOTES

(1)	Election of Directors

	Nominees

	Michael L. Corbat	1,913,805,957	5,280,354	3,725,244	265,751,544
	Ellen M. Costello	1,915,810,674	4,711,631	2,289,249	265,751,545
	John C. Dugan	1,915,477,748	4,995,261	2,338,547	265,751,543
	Duncan P. Hennes	1,887,252,004	33,211,196	2,348,357	265,751,542
	Peter B. Henry	1,914,761,229	5,778,995	2,271,332	265,751,543
	Franz B. Humer	1,903,377,352	17,140,468	2,293,737	265,751,542
	S. Leslie Ireland	1,915,329,179	5,140,188	2,342,183	265,751,549
	Renée J. James	1,878,603,760	40,349,873	3,857,927	265,751,539
	Eugene M. McQuade	1,904,274,394	14,620,935	3,916,223	265,751,547
	Michael E. O’Neill	1,888,276,155	32,166,738	2,368,662	265,751,544
	Gary M. Reiner	1,887,963,263	30,882,216	3,966,082	265,751,538
	Anthony M. Santomero	1,914,888,149	5,518,955	2,404,456	265,751,539
	Diana L. Taylor	1,895,191,194	23,859,241	3,761,107	265,751,557
	James S. Turley	1,883,702,609	35,150,842	3,958,114	265,751,534
	Deborah C. Wright	1,915,299,811	5,197,010	2,314,735	265,751,543
	Ernesto Zedillo Ponce de Leon	1,911,808,125	8,567,439	2,435,994	265,751,541

(2)	Ratification of Independent Registered Public Accounting Firm for 2018	2,115,446,106	70,078,103	3,038,890

(3)	Advisory approval of Citi’s 2017 Executive Compensation	1,818,649,895	100,205,324	3,953,360	265,754,520

(4)	Proposal to approve an amendment to the Citigroup 2014 Stock Incentive Plan authorizing additional shares	1,820,570,492	99,038,351	3,199,736	265,754,520

(5)	Stockholder proposal requesting a Human and Indigenous Peoples’ Rights Policy	109,262,427	1,763,911,842	49,634,317	265,754,513

(6)	Stockholder proposal requesting that our Board take the steps necessary to adopt cumulative voting	128,350,623	1,789,612,583	4,845,354	265,754,539

(7)	Stockholder proposal requesting an amendment to Citi’s proxy access bylaw provisions pertaining to the aggregation limit and the number of candidates	623,245,757	1,293,235,440	6,327,370	265,754,532

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(8)	Stockholder proposal requesting that the Board adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service	676,779,993	1,241,148,777	4,858,457	265,775,872

(9)	Stockholder proposal requesting that the Board amend Citi’s bylaws to give holders in the aggregate of 15% of Citi’s outstanding common stock the power to call a special meeting	957,537,767	960,913,571	4,357,245	265,754,516

* Note that a stockholder proposal requesting a report on lobbying and grassroots lobbying contributions was not properly presented at the Annual Meeting.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number
10.1	Citigroup 2014 Stock Incentive Plan (as amended and restated effective April 24, 2018)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2018	CITIGROUP INC.

	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe General Counsel and Corporate Secretary

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